UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 7, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.02 Issuance of Unregistered Securities

On June 7, 2022, Gaucho Group Holdings, Inc. (the “Company”), issued a total of 650,562 shares at $0.807 per share to the non-executive directors of the Company as compensation for service as members of the Board of Directors of the Company (the “Board”) for 2021 and the first half of 2022. For this sale of securities, no general solicitation was used, no commissions were paid, all persons were accredited investors, and the Company relied on the exemption from registration available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. A Form D will be filed with the SEC within 15 days of the issuance of the shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2022, the Board approved, as recommended by the Compensation Committee of the Board, annual compensation to the non-executive members of the Board of $25,000 in cash, and $75,000 in restricted stock for the fiscal year 2022, and compensation of $50,000 in restricted stock for fiscal year 2021. Pursuant to the 2018 Equity Incentive Plan of the Company, of a total of 650,562 shares of restricted stock, vested immediately, at $0.807 per share were issued to the non-executive directors of the Company as compensation for service as members of the Board for 2021 and the first half of 2022. The remainder of the compensation, pending service through December 31, 2022, will be paid no later than January 15, 2023.

The Board also approved, that each chairperson of a committee of the Board is entitled to cash compensation of $5,000 for service for 2022. A total of $80,000 in cash for the services rendered through June 30, 2022 is payable on July 15, 2022 to the non-executive directors. The remainder of the compensation, pending service through December 31, 2022, will be payable no later than January 15, 2023.

In addition, each member of a committee of the Board is also entitled to payment of $500 in cash per committee meeting attended in 2022. Through June 30, 2022, total compensation for each committee meeting attended was $12,500 and will be paid on July 15, 2022.

On June 15, 2022, the Board approved the creation of a nominating committee of the Board and appointed Reuben Cannon as Chairperson of the committee, with additional members Peter Lawrence and Marc Dumont. All three members of the committee are considered independent in compliance with Nasdaq Rules 5065(a) and (e). The Board will adopt a formal nominating committee charter in the next few weeks and file with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of June 2022.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO